Exhibit 99.2

Sun Microsystems Appoints Michael Lehman as Chief Financial Officer

Tuesday February 21, 4:01 pm ET

Board Member and Former CFO Returns to Sun

SANTA CLARA, Calif., Feb. 21 /PRNewswire-FirstCall/ — Sun Microsystems, Inc. (Nasdaq: SUNW - News) today announced the appointment of Michael Lehman as chief financial officer, replacing current chief financial officer, Steve McGowan, effective February 22, 2006. Sun has been conducting a search for a new CFO since McGowan announced his plans to retire from the post in October 2005. McGowan, who has served as Sun’s CFO and executive vice president of Corporate Resources since July 2002, will remain at Sun as executive vice president of Finance and will work closely with Lehman to ensure a seamless transition. Lehman and McGowan will report directly to Scott McNealy, Sun’s chairman and chief executive officer.

“Mike has been a trusted advisor to Sun during both his tenure on the board and his 15 years of full time service,” said McNealy. “Mike demonstrated the ability to recruit and develop great people and helped manage a tight ship. This is the kind of leader we should all aspire to be.”

Lehman, former executive vice president, Corporate Resources and chief financial officer from 1998 to 2002, returns to Sun after serving on the company’s board of directors in various capacities. Since 2002, he has served as a business consultant while sitting on the boards of Echelon Corporation, MGIC Investment Corporation and NetIQ Corporation. Lehman will maintain his director position on the board of MGIC Investment Corporation.

“Having now tried retirement briefly, I find that I like being involved in leading change and driving the business more directly,” said Lehman. “The strength of the new product lines, the tremendous success of the open and free Solaris 10 operating system coupled with the opportunity within the StorageTek portfolio leads me to believe Sun can deliver more value to customers than HP, IBM and others combined. I believe I can more effectively serve Sun’s shareholders, customers, employees, and other stakeholders by participating directly in day-to-day operations and fiduciary leadership of the company.”

“We have worked hard for the past several years to position Sun for sustained profitability and growth and it is great to see a senior statesman like Mike join the team,” said Jonathan Schwartz, president and chief operating officer. “We are fortunate to be able to tap into Mike’s deep knowledge of the business, his breadth of senior management experience and legendary focus on execution. Mike is well respected by Wall Street, our customers and employees, and maintains the highest standards of integrity.”

Sun also announced today that Robert Finocchio, Jr. has been elected to the company’s board of directors. Finocchio will also join Sun’s audit committee effective immediately and qualifies as an “audit committee financial expert” under SEC rules.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities

Exchange Act of 1934, as amended, including statements regarding Sun delivering more value to customers than HP, IBM and others combined and Sun being positioned for sustained profitability and growth. These forward-looking statements involve known and unknown risks, uncertainties and other factors that are difficult to predict and that may cause actual results to differ materially. Factors that could cause actual results to differ materially from those contained in our projections and forward-looking statements include: increased competition; the failure to rapidly and successfully develop and introduce new products; risks associated with Sun’s international customers and operations; delays in product development or customer acceptance and implementation of new products and technologies; pricing pressures; risks associated with Sun’s dependence on significant customers and specific industries; risks associated with Sun’s dependence on channel partners; and the failure to successfully integrate acquisition candidates. These and other risks are detailed from time to time in Sun’s periodic reports that are filed with the Securities and Exchange Commission, including Sun’s annual report on Form 10-K for the fiscal year ended June 30, 2005 and its quarterly reports on Form 10-Q for the fiscal quarters ended September 25, 2005 and December 25, 2005. Sun assumes no obligation to, and currently does not intend to, update these forward-looking statements.

About Sun Microsystems, Inc.

A singular vision — “The Network Is The Computer”(TM) — guides Sun in the development of technologies that power the world’s most important markets. Sun’s philosophy of sharing innovation and building communities is at the forefront of the next wave of computing: the Participation Age. Sun can be found in more than 100 countries and on the Web at sun.com.

FOR MORE INFORMATION

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